Exhibit 5.1

January 10, 2007	Brownstein Hyatt Farber Schreck, P.C. 410 Seventeenth Street, Suite 2200 Denver, Colorado 80202-4437 T 303.223.1100 F 303.223.1111

Board of Directors
Security With Advanced Technology, Inc.
489 N. Denver Avenue
Loveland, CO 80537

Ladies and Gentlemen:

We are acting as special counsel to Security With Advanced Technology, Inc., a Colorado corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), of the Registration Statement on Form S-3, including any amendments thereto (the “Registration Statement”). The Registration Statement relates to the offer and sale by the selling stockholders identified in the Registration Statement of up to 2,118,309 shares of common stock, no par value per share, of the Company (“Common Stock”). Such shares of Common Stock consist of (i) 792,000 shares of Common Stock underlying units (the “Units”) issued by the Company in an October 2006 private placement (the “Offering”), (ii) 700,500 shares of Common Stock underlying convertible preferred stock (the “Preferred Stock”) issued in the Offering, and (iii) 625,809 shares of Common Stock underlying warrants to purchase Common Stock (the “Warrants”). This opinion letter is furnished to you for filing with the Commission pursuant to Item 601 of Regulation S-K promulgated under the Act.

In reaching the opinion stated in this letter, we have reviewed originals or copies of the Registration Statement, the Company’s Articles of Incorporation and Bylaws, the resolutions of the Board of Directors authorizing the issuance of the Units, the Common Stock, the Preferred Stock and the Warrants, and such other documents as we have considered relevant. We have assumed that: (i) all information contained in all documents that we have reviewed is correct; (ii) all signatures on all documents that we have reviewed are genuine; (iii) all documents submitted to us as originals are true and complete; (iv) all documents submitted to us as copies are true and complete copies of the originals thereof; (v) each natural person signing any document that we have reviewed had the legal capacity to do so; and (vi) each natural person signing in a representative capacity any document that we reviewed had authority to sign in such capacity.

Based upon the foregoing, it is our opinion that: (i) the shares of Common Stock contained in the Units that are being registered for resale by the selling stockholders in the Registration Statement are duly authorized, validly issued, fully paid and non-assessable; and (ii) when issued in accordance with the terms of the Preferred Stock and the Warrants, the shares of Common Stock issuable upon the conversion of the Preferred Stock and the exercise of the Warrants will be duly authorized validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading “Legal Matters” therein. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Board of Directors
Security With Advanced Technology, Inc.
January 10, 2007

As to the foregoing matters with respect to which we express our opinion, we advise that we are admitted to practice in the State of Colorado, and do not render any opinion as to legal matters subject to or governed by laws other than the State of Colorado or United States federal jurisprudence. To the extent this opinion letter addresses laws of any state other than the State of Colorado, we have assumed (with your permission) that the laws of such state are identical to the laws of the State of Colorado. We also express no opinion with respect to the blue sky or securities laws of any State, including Colorado and Nevada.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, P.C.
BROWNSTEIN HYATT FARBER SCHRECK, P.C.